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                                                                   EXHIBIT 10.13

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

      BUILD-A-BEAR WORKSHOP, INC., successor by merger to BUILD-A-BEAR WORKSHOP, LLC, AND SHIRTS ILLUSTRATED, LLC, jointly and severally (individually and collectively, the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, formerly known as FIRSTAR BANK, NATIONAL ASSOCIATION ("Lender"), hereby agree as follows:

      WHEREAS, Lender and Build-A-Bear Workshop, LLC entered into a Loan Agreement and related loan and security documents dated as of March 1, 2000;

      WHEREAS, Lender, Build-A-Bear Workshop, LLC and Build-A-Bear Workshop, Inc. entered into an assumption and amendment agreement dated as of April 3, 2000, whereby Build-A-Bear Workshop, Inc. assumed all of the obligations of its predecessor in interest, Build-A-Bear Workshop, LLC;

      WHEREAS, Lender and Borrower entered into a First Amended and Restated Loan Agreement and related loan and security documents dated as of June 1, 2001 (the "Prior Loan Agreement");

      WHEREAS, Lender and Borrower now desire to amend and restate the Prior Loan Agreement by this Second Amended and Restated Loan Agreement;

      NOW THEREFORE, in consideration of the mutual promises, conditions, and covenants set forth herein, the receipt and/or sufficiency of which is hereby acknowledged, Borrower and Lender agree that the Prior Loan Agreement is hereby amended and restated in its entirety as follows (the Prior Loan Agreement, as amended and restated hereby, being referred to as the "Loan Agreement"):

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein will have the meanings given those terms in the second to last section of this Agreement.

2.    CREDIT FACILITIES.

      2.1   REVOLVING CREDIT LOAN.

            2.1.1 TOTAL FACILITY. Lender will make available to Borrower a line of credit of up to $15,000,000 ("Total Facility"), subject to the terms and conditions and made upon the representations and warranties of Borrower set forth in this Agreement. Amounts outstanding under the line of credit from time to time will be referred to as the "Revolving Credit Loan". The Revolving Credit Loan will be represented by the First Amended and Restated Revolving Credit Note of Borrower of even date herewith and all amendments, extensions and renewals thereto and restatements and replacements thereof ("Revolving Credit Note"). The Revolving Credit Loan will bear interest and will be payable in the manner set forth in the Revolving Credit Note, the terms of which are incorporated herein by reference.

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            2.1.2 MAXIMUM AMOUNT. The maximum amount that may be outstanding under the Revolving Credit Note at any particular time may not exceed the lesser of the following (the "Maximum Amount"): (A) the Total Facility; or (B) an amount equal to the sum of (a) up to 75% of Borrower's Eligible Receivables, plus (b) up to the lesser of: (i) $12,000,000; or (ii) 50% of Borrower's Eligible Inventory, plus (c) up to 10% of the book value of Borrower's net fixed assets. Notwithstanding anything to the contrary contained herein, Lender in its sole discretion may, but will never be obligated to, increase the amount of the Total Facility or change or suspend the limits on the Maximum Amount.

            2.1.3 ADVANCES. Advances will be made as specified in the Revolving
                  Credit Note.

            2.1.4 EXTENSIONS. After the initial term of the Revolving Credit
                  Note, Lender in its sole discretion may extend or renew the Total Facility and the Revolving Credit Note by accepting from Borrower one or more new notes, each of which will be deemed to be the Revolving Credit Note under this Agreement. In no event will Lender be under any obligation to extend or renew the Total Facility or the Revolving Credit Note beyond the initial term thereof.

      2.2   ADDITIONAL COSTS.

            2.2.1 TAXES, RESERVE REQUIREMENTS, ETC. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Lender, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Lender with any guideline, request or directive of any such authority (whether or not having the force of law), will (a) affect the basis of taxation of payments to Lender of any amounts payable by Borrower under this Agreement (other than taxes imposed on the overall net income of Lender, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which Lender has its principal office), (b) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender, or (c) impose any other condition with respect to this Agreement, any Note executed in connection with this Agreement or any of the Security Documents, and the result of any of the foregoing is to increase the cost of making, funding or maintaining any such Note or to reduce the amount of any sum receivable by Lender thereon, then Borrower will pay to Lender from time to time, upon request by Lender, additional

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                  amounts sufficient to compensate Lender for such increased cost or reduced sum receivable.

            2.2.2 CAPITAL ADEQUACY. If either: (a) the introduction of, or any change in, or in the interpretation of, any United States or foreign law, rule or regulation or (b) compliance with any directive, guidelines or request from any central bank or other United States or foreign governmental authority (whether or not having the force of law) promulgated, made, or that becomes effective (in whole or in part) after the date hereof affects or would affect the amount of capital required or expected to be maintained by Lender or any corporation directly or indirectly owning or controlling Lender and Lender determines that such introduction, change or compliance has or would have the effect of reducing the rate of return on Lender capital or on the capital of such owning or controlling corporation as a consequence of its obligations hereunder or under any Note or any commitment to lend thereunder to a level below that which Lender or such owning or controlling corporation could have achieved but for such introduction, change or compliance (after taking into account Lender's policies or the policies of such owning or controlling corporation, as the case may be, regarding capital adequacy) by an amount deemed by Lender (in its sole discretion) to be material, then, from time to time, Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

            2.2.3 CERTIFICATE OF LENDER. A certificate of Lender setting forth such amount or amounts as will be necessary to compensate Lender as specified above will be delivered to Borrower and will be conclusive absent manifest error. Borrower will pay Lender the amount shown as due on any such certificate within 10 days after its receipt of the same. Failure on the part of Lender to deliver any such certificate will not constitute a waiver of Lender's rights to demand compensation for any particular period or any future period. The protection of this Section will be available to Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, etc., that results in the claim for compensation under this Section.

3. COLLATERAL. The Collateral for the repayment of the Obligations will be that granted pursuant to the Security Documents.

4. REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement and to make the advances herein contemplated, Borrower hereby represents and warrants as follows:

      4.1 ORGANIZATION. Borrower is a Delaware corporation or Missouri limited liability company duly organized and in good standing under the laws of the state of its organization, is duly qualified in all jurisdictions where required by the conduct of

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            its business or ownership of its assets except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, and has the power and authority to own and operate its assets and to conduct its business as is now done.

      4.2 LATEST FINANCIALS. Its Current Financial Statements as delivered to Lender are true, complete and accurate in all material respects and fairly present its financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of its operations for the periods specified therein. The annual financial statements of all business entities included in the Current Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently with preceding periods subject to any comments and notes contained therein.

      4.3 RECENT ADVERSE CHANGES. Except as specifically disclosed in the Disclosure Schedule, since the dates of its Current Financial Statements, Borrower has not suffered any damage, destruction or loss which has materially and adversely affected its business or assets and no event or condition of any character has occurred which has materially and adversely affected its assets, liabilities, business or financial condition, and Borrower has no knowledge of any event or condition which may materially and adversely affect its assets, liabilities, business or financial condition.

      4.4 RECENT ACTIONS. Except as disclosed in the Disclosure Schedule, since the dates of its Current Financial Statements, its business has been conducted in the ordinary course and Borrower has not: (a) incurred any obligations or liabilities, whether accrued, absolute, contingent or otherwise, other than liabilities incurred and obligations under contracts entered into in the ordinary course of business and other than liabilities to Lender; (b) discharged or satisfied any lien or encumbrance or paid any obligations, absolute or contingent, other than current liabilities, in the ordinary course of business; (c) mortgaged, pledged or subjected to lien or any other encumbrance any of its assets, tangible or intangible, or cancelled any debts or claims except in the ordinary course of business; or (d) made any loans or otherwise conducted its business other than in the ordinary course.

      4.5 TITLE. Borrower has good and marketable title to the assets reflected on its Current Financial Statements, free and clear from all liens and encumbrances except for: (a) current taxes and assessments not yet due and payable, (b) liens and encumbrances, if any, reflected or noted on said balance sheet or notes, (c) any security interests, pledges or mortgages to Lender in connection with the closing of this Agreement, (d) assets disposed of in the ordinary course of business, and (e) Permitted Liens.

      4.6 LITIGATION, ETC. Except as disclosed on the Disclosure Schedule, as of the date hereof, there are no actions, suits, proceedings or governmental investigations

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            pending or, to its knowledge, threatened against Borrower which, if adversely determined, could result in a material and adverse change in its financial condition, business or assets; and there is no basis known to Borrower for any such actions, suits, proceedings or investigations.

      4.7 TAXES. Except as to taxes not yet due and payable, Borrower has filed all returns and reports that are now required to be filed by Borrower in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon Borrower or its property, including unemployment, social security and similar taxes; and all of such taxes have been either paid or adequate reserve or other provision has been made therefor. Borrower has timely filed the payments of every tax and tax return with the appropriate governmental authorities, and Borrower has never incurred a penalty for failure to file or to file in a timely manner. If Borrower has currently filed an extension for the payment of taxes, Borrower has accrued sufficient funds for the payment of such tax in accordance with generally accepted accounting principles.

      4.8 AUTHORITY. Borrower has full power and authority to enter into the transactions provided for in this Agreement. The documents to be executed by Borrower in connection with this Agreement, when executed and delivered by Borrower will constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws in effect from time to time affecting the rights of creditors generally and except as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or in equity).

      4.9 OTHER DEFAULTS. There does not now exist any default or violation by Borrower of or under any of the terms, conditions or obligations of:
            (a) as to corporate entities only, its Articles or Certificate of Incorporation and Regulations or Bylaws, as applicable, or as to limited liability companies only, its Articles of Organization and Operating Agreement; (b) any material indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other material instrument to which Borrower is a party or by which Borrower is bound; or (c) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency; and the transactions contemplated by this Agreement and the Security Documents will not result in any such default or violation.

      4.10 STOCK OF BORROWER. If Borrower is not a publicly traded entity, all of the issued and outstanding securities of Borrower are owned by the parties listed on the Disclosure Schedule in the amounts specified by the name of each such shareholder and except as listed on the Disclosure Schedule, Borrower has no outstanding options, warrants or contracts to issue additional securities of any kind.

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      4.11  STOCK. Except as listed on the Disclosure Schedule, Borrower does not own more than one percent (1%) of the issued and outstanding capital stock or other ownership interests of any corporation, firm or entity.

      4.12 SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES. Except as listed on the Disclosure Schedule, Borrower has no Subsidiaries and is not a party to any partnership agreement or joint venture agreement.

      4.13 LICENSES, ETC. Borrower has obtained any and all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity.

      4.14 SUFFICIENT CAPITAL. Borrower now has capital sufficient to carry on its business, all business and transactions in which Borrower is about to engage, and is now solvent and able to pay its debts as they mature.

      4.15 NAME, PLACES OF BUSINESS AND LOCATION OF COLLATERAL. Except as otherwise disclosed by written notice to Lender, the address of its principal place of business and every other place from which Borrower conducts business is as specified in the Disclosure Schedule. Except as otherwise disclosed by written notice to Lender, the Collateral and all books and records pertaining to the Collateral are and will be located at the addresses indicated on the Disclosure Schedule. In the five years preceding the date hereof, Borrower has not conducted business under any name other than its current name nor maintained any place of business or any assets in any jurisdiction other than those disclosed on the Disclosure Schedule.

      4.16 ERISA. Borrower and each of its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. Neither Borrower nor any ERISA Affiliate maintains, sponsors or contributes to, or has ever maintained, sponsored or contributed to any Plan or Multiemployer Plan.

      4.17 REGULATION U. No part of the proceeds of any Loans will be used to purchase or carry any margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).

      4.18 CLOSING MEMO. The information contained in each of the documents prepared by Borrower, executed by Borrower or provided by a third party at the request of Borrower listed on the Closing Memo to be executed or delivered by Borrower or relating to Borrower is complete and correct in all material respects.

      4.19  ENVIRONMENTAL MATTERS.

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          4.19.1  Borrower and the activities or operations on any of the real estate that Borrower owns or occupies (the "Property") are in compliance in all material respects with all applicable federal, state and local, statutes, laws, regulations, ordinances, policies and orders relating to regulation of the environment, health or safety, or contamination or cleanup of the environment (collectively "Environmental Laws").

          4.19.2 Borrower has obtained all approvals, permits, licenses, certificates, or satisfactory clearances from all governmental authorities required under Environmental Laws with respect to the Property and any activities or operations at the Property.

          4.19.3 To the best of Borrower's knowledge, there have not been and are not now any solid waste, hazardous waste, hazardous or toxic substances, pollutants, contaminants, or petroleum in, on, under or about the Property. The use which Borrower makes and intends to make of the Property will not result in the deposit or other release of any hazardous or toxic substances, solid waste, pollutants, contaminants or petroleum on, to or from the Property.

          4.19.4 To the best of Borrower's knowledge, there have been no complaints, citations, claims, notices, information requests, orders or directives on environmental grounds or under Environmental Laws (collectively "Environmental Claims") made or delivered to, pending or served on, or anticipated by Borrower or its agents, or of which Borrower or its agents, are aware or should be aware (i) issued by any governmental department or agency having jurisdiction over the Property or the activities or operations at the Property, or (ii) issued or claimed by any third party relating to the Property or the activities or operations at the Property.

          4.19.5 To the best of Borrower's knowledge, no asbestos-containing materials are installed, used or incorporated into the Property, and no asbestos-containing materials have been disposed of on the Property.

          4.19.6 To the best of Borrower's knowledge, no polychlorinated biphenyls ("PCBs") are located at, on or in the Property in the form of electrical equipment or devices, including, but not limited to, transformers, capacitors, fluorescent light fixtures with ballasts, cooling oils or any other device or form.

          4.19.7 To the best of Borrower's knowledge, there have not been and are not now any underground storage tanks located within or about the Property.

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           4.19.8 The Property does not contain any wetlands as that term is defined by relevant governmental agencies under Environmental Laws and, to the best of Borrower's knowledge, there has been no filling of wetlands on the Property in violation of Environmental Laws.

           4.19.9 Borrower has provided Lender with copies of all environmental reports, audits and studies known to Borrower and accessible to Borrower, whether in Borrower's possession or otherwise, regarding the Property.

     4.20 LABOR MATTERS. There are no material strikes or other material labor disputes against Borrower pending or, to its knowledge, threatened. The hours worked and payment made to its employees in all material respects have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from it, or for which any claim may be made against it, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on its books. The consummation of the transactions contemplated herein will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Borrower is a party or by which Borrower is bound.

5. AFFIRMATIVE COVENANTS. From the date of execution of this Agreement until all Obligations to Lender have been fully paid and this Agreement terminated, Borrower will:

      5.1 BOOKS, RECORDS AND ACCESS TO THE COLLATERAL. Maintain proper books of account and other records and enter therein complete and accurate entries and records of all of its transactions and, upon reasonable advance notice, give representatives of Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as Lender may from time to time reasonably request. Borrower, upon reasonable advance notice, will give Lender reasonable access to the Collateral for the purposes of examining the Collateral and verifying its existence. Borrower will make available to Lender for examination copies of any reports, statements or returns which Borrower may make to or file with any governmental department, bureau or agency, federal or state. In addition, Borrower will be available to Lender, or cause its officers or general partners, as applicable, to be available from time to time upon reasonable notice to discuss the status of the Loans, its business and any statements, records or documents furnished or made available to Lender in connection with this Agreement.

      5.2 MONTHLY STATEMENTS. Furnish Lender within 45 days after the end of each calendar month internally prepared financial statements of Borrower with respect to such calendar month, which financial statements will: (a) be in reasonable detail and in form reasonably satisfactory to Lender; (b) be accompanied by a compliance certificate and a Borrowing Base Certificate; (c) include a balance sheet as of the end of such period, profit and loss and surplus statements for such

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            period and a statement of cash flows for such period; (d) include prior year comparisons; and (e) be on a consolidating and consolidated basis for Borrower and its Subsidiaries, if any, and for any entity in which Borrower's financial information is consolidated in accordance with generally accepted accounting principles.

      5.3 ANNUAL STATEMENTS. Furnish Lender within 120 days after the end of each fiscal year of Borrower annual audited financial statements which will: (a) include a balance sheet as of the end of such year, profit and loss and surplus statements and a statement of cash flows for such year; (b) be on a consolidated basis with Borrower, its Subsidiaries, if any, and any entity into which Borrower's financial information is consolidated in accordance with generally accepted accounting principles; (c) be accompanied by a compliance certificate and a Borrowing Base Certificate, and (d) contain the unqualified opinion of a national independent certified public accountant and its examination will have been made in accordance with generally accepted auditing standards and such opinion will identify any generally accepted accounting principles not consistently applied from year to year, to the extent such inconsistency is material to the financing statements.

      5.4 AUDITOR'S LETTERS, ETC. Furnish any letter, other than routine correspondence, directed to Borrower by its auditors or independent accountants, relating to its financial statements, accounting procedures, financial condition, tax returns or the like since the date of the Current Financial Statements to Lender.

      5.5 TAXES. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon it, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which Borrower has set aside adequate reserves or made other adequate provision with respect thereto, but any such disputed item will be paid forthwith upon the commencement of any proceeding for the foreclosure of any lien which may have attached with respect thereto, unless Lender has received an opinion in form and substance and from legal counsel acceptable to Borrower that such proceeding is without merit.

      5.6 OPERATIONS. Continue its business operations in substantially the same manner as at present, except where such operations are rendered impossible by a fire, strike or other events beyond its control; keep its real and personal properties in good operating condition and repair; make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and comply with the provisions of all leases to which Borrower is party or under which Borrower occupies or holds real or personal property so as to prevent any loss or forfeiture thereof or thereunder.

      5.7 INSURANCE. Comply with the insurance requirements of the Security Documents. In addition to the foregoing, keep its insurable real and personal property insured

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            with responsible insurance companies against loss or damage by fire, windstorm and other hazards which are commonly insured against in an extended coverage endorsement in an amount equal to not less than 90% of the insurable value thereof on a replacement cost basis and also maintain public liability insurance in a reasonable amount. In addition, the parties delivering to Lender insurance certificates as listed on the Closing Memo will maintain extended liability insurance and property insurance of at least the amounts and coverages listed on such certificates delivered in connection with the Closing and in a form and with companies reasonably satisfactory to Lender. Notwithstanding the foregoing, such property insurance will at all times be in an amount so that such party will not be deemed a "co-insurer" under any co-insurance provisions of such policies. All such insurance policies will name Lender as an additional insured and, where applicable, as lender's loss payee under a loss payable endorsement satisfactory to Lender. All such policies will provide that ten (10) days prior written notice must be given to Lender before such policy is altered or cancelled. Schedules of all insurance will be submitted to Lender upon request. Such schedules will contain a description of the risks covered, the amounts of insurance carried on each risk, the name of the insurer and the cost of such insurance. Borrower will provide new schedules to Lender promptly to reflect any change in insurance coverage.

      5.8 COMPLIANCE WITH LAWS. Comply with all laws and regulations applicable to Borrower and to the operation of its business, including without limitation those relating to environmental and health matters, and do all things necessary to maintain, renew and keep in full force and effect all rights, permits, licenses, certificates, satisfactory clearances and franchises necessary to enable Borrower to continue its business.

      5.9   ENVIRONMENTAL VIOLATIONS.

            5.9.1 In the event that any hazardous or toxic substances, pollutants, contaminants, solid waste or hazardous waste, or petroleum are released (as that term is defined under Environmental Laws) at or from the Property, or are otherwise found to be in, on, under, about or migrating to or from the Property in violation of Environmental Laws or in excess of cleanup levels established under Environmental Laws, promptly will notify Lender in writing and will promptly commence such action as may be appropriate or required with respect to such conditions, including, but not limited to, investigation, removal and cleanup thereof, and deposit with Lender cash collateral, letter of credit, bond or other assurance of performance in form, substance and amount reasonably acceptable to Lender to cover the cost of such action. Upon request, Borrower will provide Lender with updates on the status of Borrower's actions to resolve or otherwise address such conditions, until such time as such conditions are fully resolved to the satisfaction of Lender, as determined by Lender in the exercise of its reasonable discretion.

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            5.9.2 In the event Borrower receives notice of an Environmental
                  Claim from any governmental agency or other third party alleging a violation of or liability under Environmental Laws with respect to the Property or Borrower's activities or operations at the Property, promptly notify Lender in writing and will commence such action as may be appropriate or required with respect to such Environmental Claim. Upon request, Borrower will provide Lender with updates on the status of Borrower's actions to resolve or otherwise address such Environmental Claim, until such claim has been fully resolved to the satisfaction of Lender, as determined by Lender in the exercise of its reasonable discretion.

      5.10 ENVIRONMENTAL AUDIT AND OTHER ENVIRONMENTAL INFORMATION. Provide copies of all environmental reports, audits, and studies obtained by Borrower from work conducted by Borrower or any other person or entity on the Property or property adjacent thereto as soon as such reports, audits and studies become available to it. If the submissions are considered inadequate or insufficient in order for Lender to adequately consider the environmental condition of the Property or the status of Borrower's environmental compliance or if the submissions are in error, then Lender may require Borrower, at Borrower's sole expense, to engage an independent engineering or consulting firm acceptable to Lender to conduct a complete environmental report, study, or audit in as timely as fashion as is reasonably possible. In addition, Borrower will provide Lender with information related to remedial action at its Property or adjacent to its Property as soon as such information becomes available to it.

      5.11 BUSINESS NAMES AND LOCATIONS. Promptly notify Lender of: (a) any change in the name under which Borrower conducts its business; (b) any change in the location of the Collateral or Borrower's principal place of business; and (c) the opening or closing of any place from which Borrower conducts business.

      5.12 ACQUISITION OF ASSETS. Not acquire any assets, real or personal, unless such assets are automatically covered by the existing Security Documents or within 10 days of such acquisition, Borrower delivers to Lender a mortgage, pledge or security agreement to encumber such asset in favor of Lender.

      5.13 ACCOUNTS. So long as any of the Loans are in effect, maintain Lender as Borrower's primary bank of account and Borrower will maintain all operating accounts and all store accounts (in areas where a branch location of Lender or any of Lender's Affiliates is accessible to Borrower) with Lender or any of Lender's Affiliates.

      5.14 ERISA COMPLIANCE. Comply in all material respects with the applicable provisions of ERISA and furnish to Lender: (i) as soon as possible, and in any event within 30 days after any officer of Borrower or any ERISA Affiliate knows or has reason to know that any Reportable Event for which the thirty (30) day notice requirement has not been waived pursuant to Section 4043 of ERISA and the regulations promulgated thereunder has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of Borrower to the PBGC in an aggregate amount exceeding $25,000, a statement of a financial officer setting forth details as to such Reportable Event and the action that Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code
            Section 414) or to appoint a trustee to administer any such Plan,
            (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of its financial officer setting forth details as to such failure and the action that Borrower proposes to take with respect thereto together with a copy of any such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability in an amount exceeding $25,000, or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA, and which, in each case, is expected to result in an increase in annual contributions of Borrower or an ERISA Affiliate to such Multiemployer Plan in an amount exceeding $25,000.

      5.15 NOTICE OF DEFAULT. Notify Lender in writing within five days after Borrower knows or has reason to know of the occurrence of an Event of Default.

      5.16 SALE AND LEASEBACK. Except to the extent related to Indebtedness permitted by Section 6.1, not directly or indirectly enter into any arrangement to sell or transfer all or any part of its assets then owned by Borrower and thereupon or within one year thereafter rent or lease any of the assets so sold or transferred.

      5.17 LINE OF BUSINESS. Not enter into any lines or areas of business substantially different from the business or activities in which Borrower is presently engaged.

      5.18 BUSINESS OPPORTUNITIES. Not divert (or permit anyone to divert) any of its business or opportunities to any other corporate or business entity in which Borrower or its Affiliates may hold a direct or indirect interest.

      5.19 WAIVERS. Not waive any right or rights of substantial value which, singly or in the aggregate, is or are material to its condition (financial or other), properties or business.

      5.20 BORROWING BASE REPORTS. Upon the request from time to time of Lender but in no event less often than monthly furnish Lender a Borrowing Base Certificate.

      5.21 LANDLORD LIEN WAIVERS. Use its commercially reasonable efforts to promptly deliver to Lender, in form and substance satisfactory to Lender, landlord lien waivers from the existing and future landlords of Borrower.

6. NEGATIVE COVENANTS. From the date of execution of this Agreement until all of the Obligations have been fully paid, Borrower will not without Lender's prior written consent:

      6.1 DEBT. Incur any Indebtedness other than: (a) the Loans and any subsequent Indebtedness to Lender; (b) open account obligations incurred in the ordinary course of business having maturities of less than 150 days; (c) lease payments for real property; (d) lease and rental payments for personal property whose aggregate annual rental payments do not exceed $1,000,000 during calendar year 2002 and $1,300,000 through May, 2003; (e) Indebtedness secured by Permitted Liens; and (f) existing unsecured Indebtedness to Enterprise Bank in an amount not to exceed $525,000.

      6.2 LIENS. Incur, create, assume, become or be liable in any way, or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than Permitted Liens.

      6.3 GUARANTEES. Guarantee, endorse or become contingently liable for the obligations of any person, firm or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

      6.4 MINIMUM TANGIBLE NET WORTH. Permit the Tangible Net Worth of Borrower on a consolidated basis to be less than the following: (a) $37,000,000 as of December 29, 2001 through December 27, 2002; and
            (b) $39,000,000 as of December 28, 2002 and thereafter. All such amounts shall be increased by the amount of all equity contributions made to the Borrower from time to time.

      6.5 FUNDED DEBT RATIO. Permit the ratio of: (i) Funded Debt of Borrower to (ii) EBTIDA of Borrower calculated on a rolling historical 12-month basis, all on a consolidated basis to be greater than 2.00 to 1.00 at any time.

      6.6 DIVIDENDS. Declare or pay any dividends of any kind other than dividends payable solely in shares of its capital stock (including without limitation debt repayment, payment for goods and services).

      6.7 ADDITIONAL SECURITIES. Issue any additional securities of any description or issue warrants, options or rights to purchase its securities (collectively, "Additional Securities"), provided, however, that so long as no Default or Event of Default has occurred and is continuing, the Borrower shall be permitted to issue Additional Securities to the extent that any such issuance (individually or in the aggregate) does not result in a transfer of Control of the Borrower from its current shareholders as of the date hereof. For purposes of this Section, "Control of the Borrower" shall mean the power, direct or indirect: (a) to vote 50% or more of the securities having ordinary voting power for the election of directors of Borrower; or (b) to direct or cause the direction of the management and policies of Borrower by contract or otherwise.

      6.8 REDEMPTIONS. Purchase, retire, redeem or otherwise acquire for value, directly or indirectly, any shares of its capital stock now or hereafter outstanding.

      6.9 INVESTMENTS. Except as disclosed on the Disclosure Schedule, purchase or hold beneficially any stock, other securities or evidences of indebtedness of, or make any investment or acquire any interest whatsoever in, any other person, firm or corporation other than (i) obligations of the United States Treasury and agencies thereof, (ii) commercial paper maturing within one-year and rated "A-1/P-2" and better, or (iii) Certificates of Deposit of the Lender.

      6.10 MERGER, ACQUISITION OR SALE OF ASSETS. Except as disclosed on the Disclosure Schedule, merge or consolidate with or into any other entity or acquire all or substantially all the assets of any person, firm, partnership, joint venture, or corporation, or sell, lease or otherwise dispose of any of its assets except for dispositions in the ordinary course of business. Store closings from time to time (not in excess of ten during any 12-month period) are considered in the ordinary course of business

      6.11 ADVANCES AND LOANS. Except as set forth in the Disclosure Schedule, lend money, give credit or make advances (other than ordinary, reasonable advances not to exceed $550,000 in the aggregate at any time) to any person, firm, joint venture or corporation, including, without limitation, Affiliates.

      6.12 SUBSIDIARIES. Except as disclosed on the Disclosure Schedule, acquire any Subsidiaries, create any Subsidiaries or enter into any partnership or joint venture agreements.

      6.13 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of its business, and is on reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with a non-Affiliate.

      6.14 POST CLOSING MATTERS. Fail to deliver to Lender in form and substance satisfactory to Lender the documents, if any, noted as post closing items on the Closing Memo on or before the date specified in the Closing Memo.

7. EVENTS OF DEFAULT. Upon the occurrence of any of the following events with respect to Borrower:

      7.1 NON-PAYMENT. The non-payment of any principal amount of any Note when due, whether by acceleration or otherwise, or the nonpayment of any interest upon any Note or any other amount due Lender pursuant to this Agreement within 5 days of when the same is due;

      7.2 COVENANTS. The default in the due observance of any covenant or agreement to be kept or performed by it under the terms of this Agreement or any of the Security Documents and the failure or inability of it to cure such default within 30 days of the occurrence thereof; provided that such 30 day grace period will not apply to: (a) any default which in Lender's good faith determination is incapable of cure, (b) any default that has previously occurred more than 3 times, (c) any default in any negative covenants, or (d) any failure to maintain insurance or to permit inspection of the Collateral or of its books and records.

      7.3 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by it in this Agreement, in any of the Security Documents or in any report, certificate, opinion, financial statement or other document furnished in connection with the Obligations is false or erroneous in any material respect or any material breach thereof has been committed;

      7.4 OBLIGATIONS. Except as provided in Sections 7.1, 7.2 and 7.3 above, the default by it in the due observance of any covenant, negative covenant or agreement to be kept or performed by it under the terms of this Agreement, the Security Documents or any document now or in the future executed in connection with any of the Obligations and the lapse of any applicable cure period provided therein with respect to such default, or, if so defined therein, the occurrence of any Event of Default or Default (as such terms are defined therein);

      7.5 BANKRUPTCY, ETC. It: (a) dissolves or is the subject of any dissolution, a winding up or liquidation; (b) makes a general assignment for the benefit of creditors; or (c) files or has filed against it a petition in bankruptcy, for a reorganization or an arrangement, or for a receiver, trustee or similar creditors' representative for its property or assets or any part thereof, or any other proceeding under any federal or state insolvency law, and if filed against it, the same has not been dismissed or discharged within 60 days thereof;

      7.6 EXECUTION, ATTACHMENT. ETC. The commencement of any foreclosure proceedings, proceedings in aid of execution, attachment actions, levies against, or the filing by any taxing authority of a lien against it or against any of the Collateral, except those liens being diligently contested in good faith which in the aggregate do not exceed $100,000;

      7.7 LOSS, THEFT OR SUBSTANTIAL DAMAGE TO THE COLLATERAL. In addition to the rights of Lender to deal with proceeds of insurance as provided in the Security Documents, the loss, theft or substantial damage to the Collateral if the result of such occurrence (singly or in the aggregate) is the failure or inability to resume substantially normal operation of its business within 30 days of the date of such occurrence;

      7.8 JUDGMENTS. Unless in the opinion of Lender it is adequately insured or bonded, the entry of a final judgment for the payment of money involving more than $100,000 against it and the failure by it to discharge the same, or cause it to be discharged, within 10 days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment; the entry of one or more final monetary or non-monetary judgments or order which, singly or in the aggregate, does or could reasonably be expected to: (a) cause a material adverse change in the value of the Collateral or its condition (financial or otherwise), operations, properties or prospects, (b) have a material adverse effect on its ability to perform its obligations under this Agreement or the Security Documents, or (c) have a material adverse effect on the rights and remedies of Lender under this Agreement, any Note or any Security Document;

      7.9 IMPAIRMENT OF SECURITY. (a) The validity or effectiveness of any Security Document or its transfer, grant, pledge, mortgage or assignment by the party executing it in favor of Lender is impaired;
            (b) any party, other than Lender, to a Security Document asserts that any Security Document is not a legal, valid and binding obligation of it enforceable in accordance with its terms; (c) the security interest or lien purporting to be created by any of the Security Documents ceases to be or is asserted by any party to any Security Document (other than Lender) not to be a valid, perfected lien subject to no liens other than liens not prohibited by this Agreement or any Security Document; or (d) any Security Document is amended, subordinated, terminated or discharged, or any person is released from any of its covenants or obligations except to the extent that Lender expressly consents in writing thereto;

      7.10 OTHER INDEBTEDNESS OF LENDER'S AFFILIATES. A default with respect to any evidence of Indebtedness by it (other than to Lender pursuant to this Agreement) to any of Lender's Affiliates, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to the stated maturity thereof, or if any Indebtedness of it for borrowed money (other than to Lender pursuant to this Loan Agreement) is not paid when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise (after the expiration of any applicable grace period;

      7.11 OTHER INDEBTEDNESS. A default with respect to any evidence of Indebtedness in excess of $100,000 by it (other than to Lender or Lender's Affiliate pursuant to this Agreement), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to the stated maturity thereof, or if any Indebtedness of it in excess of $100,000 for borrowed money (other than to Lender or Lender's Affiliate pursuant to this Loan Agreement) is not paid when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise (after the expiration of any applicable grace period);

      7.12 LEASES. Any declared material default, that is not cured within any applicable cure period, existing under more than two (2) of Borrower's real property leases at any one time;

then immediately upon the occurrence of any of the events described in Section
7.5 and at the option of the Lender upon the occurrence of any other Event of Default, the Loans, all Notes and all other Obligations immediately will mature and become due and payable without presentment, demand, protest or notice of any kind which are hereby expressly waived. After the occurrence of any Event of Default, Lender is authorized without notice to anyone to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by Borrower individually or jointly with another party), Lender or any of Lender's Affiliates. The rights and remedies of Lender upon the occurrence of any Event of Default will include but not be limited to all rights and remedies provided in the Security Documents and all rights and remedies provided under applicable law. In furtherance but not in limitation of the foregoing, upon the occurrence of an Event of Default, Lender may refuse to make any further advances under any Note included in the Obligations. Borrower waives any requirement of marshalling of the assets covered by the Security Documents upon the occurrence of any Event of Default. Upon or during the occurrence of an Event of Default, Lender may request the appointment of a receiver of the Collateral. Such appointment may be made without notice, and without regard to
(i) the solvency or insolvency, at the time of application for such receiver, of the person or persons, if any, liable for the payment of the Obligations; and
(ii) the value of the Collateral at such time. Such receiver will have the power to take possession, control and care of the Collateral and to collect all accounts resulting therefrom. Notwithstanding the appointment of any receiver, trustee, or other custodian, Lender will be entitled to the possession and control of any cash, or other instruments at the time held by, or payable or deliverable under the terms of this Loan Agreement or any Security Documents to Lender.

8. CONDITIONS PRECEDENT.

      8.1 AT CLOSING. Lender's obligation to make any of the Loans is conditioned upon the receipt by Lender of all documents in form and substance acceptable to Lender listed on the Closing Memo, except for those specifically listed thereon as post-closing items.

      8.2 ADDITIONAL ADVANCES. Lender's obligations to make any Loan and/or any advance under any Note on any date in the future (to the extent that there are funds remaining to be disbursed hereunder or under any Note) are subject to the conditions precedent that:

            8.2.1 NO DEFAULTS. There does not exist any Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default.

            8.2.2 ACCURACY. The representations and warranties contained in this
                  Agreement, the Security Documents, and in each document listed on the Closing Memo prepared by Borrower, executed by Borrower or provided by a third party at the request of Borrower, and in any document delivered in connection therewith will be true and accurate on and as of such date, except as such warranties and representations may be affected by: (a) this Agreement or transactions contemplated thereby, and (b) events occurring after the Closing Date as to those representations and warranties relating to the Current Financial Statements.

            8.2.3 OTHER DOCUMENTS. Lender will have received such other documents, instruments, opinions, certificates, or items of information which it may have reasonably required in connection with the transactions provided for in this Agreement.

      8.3 BORROWING REPRESENTATIONS. Each borrowing by Borrower hereunder will constitute a representation and warranty by Borrower as of the date of such borrowing that the conditions set forth in Section 8.2 have been satisfied.

9. CLOSING EXPENSES. Borrower will pay Lender at closing a reasonable sum for expenses and Attorneys Fees incurred by Lender in connection with the preparation, execution and delivery of this Agreement and the attendant documents and the consummation of the transactions contemplated hereby together with all: (a) recording fees and taxes; (b) survey, appraisal and environmental report charges; and (c) title search and title insurance charges, including any stamp or documentary taxes, charges or similar levies which arise from the payment made hereunder or from the execution, delivery or registration of any Security Document or this Agreement. If Borrower fails to pay such fees, Lender is entitled to disburse such sums as an advance under any Note.

10. POST-CLOSING EXPENSES. To the extent that Lender incurs any costs or expenses in protecting or enforcing its rights in the Collateral or observing or performing any of the conditions or obligations of Borrower or any Guarantor thereunder, including but not limited to reasonable Attorneys' Fees in connection with litigation, preparation of amendments or waivers, present or future stamp or documentary taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of any Security Document or this Agreement, such costs and expenses will be due on demand, will be included in the Obligations and will bear interest at the Default Rate if not paid within fifteen (15) days of becoming due.

11. REPRESENTATIONS AND WARRANTIES TO SURVIVE. All representations, warranties, covenants, indemnities and agreements made by Borrower herein and in the Security Documents will survive the execution and delivery of this Agreement, the Security Documents and the issuance of any Notes.

12. ENVIRONMENTAL INDEMNIFICATION. Lender will not be deemed to assume any liability or obligation for loss, damage, fines, penalties, claims or duties to clean-up or dispose of wastes or materials on or relating to the Property merely by conducting any inspections of the Property or by obtaining title to the Property by foreclosure, deed in lieu of foreclosure or otherwise. Borrower, including its successors and assigns, agrees to remain fully liable and will indemnify, defend and hold harmless Lender, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns, from and against any claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, liabilities, costs, expenses, clean-up costs, waste disposal costs, litigation costs, fines, penalties, damages and other related liabilities arising from (i) the failure of Borrower to perform any obligation herein required to be performed by Borrower, (ii) the removal or other remediation of hazardous or toxic substances, hazardous wastes, pollutants or contaminants, solid waste or petroleum at or from the Property, (iii) any act or omission, event or circumstance existing or occurring resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Property, (iv) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage or impairment and any other injury or damage resulting from or relating to any hazardous or toxic substances, hazardous waste, pollutants, contaminants, solid waste, or petroleum located upon or migrating into, from or through the Property (whether or not any or all of the foregoing was caused by the Borrower or its tenant or subtenant, or a prior owner of the Property or its tenant or subtenant, or any third party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such material or the mere presence of such material on the Property), and (v) Borrower's breach of any representation or warranty contained in this Agreement. Without limitation, the foregoing indemnities will apply to Lender with respect to claims, demands, losses, damages (including consequential damages), liabilities, causes of action, judgements, penalties, costs and expenses (including reasonable attorneys' fees and court costs) which in whole or in part are caused by or arise out of the negligence of Lender. Such indemnity, however, will not apply to Lender to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of Lender. All environmental representations, warranties, covenants, and indemnities will continue indefinitely and may not be cancelled or terminated except by a writing signed by Lender specifically referring to this Section. Notwithstanding anything contained to the contrary in any Note, the Loan Agreement, or other Security Documents evidencing or securing the Obligations, the provisions of this Section will survive the termination or expiration of the Obligations, the full repayment of the Obligations, or the acquiring of title by Lender or its successors and assigns by foreclosure, deed in lieu of foreclosure or otherwise, and will be fully enforceable against Borrower and its successors and assigns. The provisions of this Section will constitute a separate undertaking by Borrower and will be an inducement to Lender in extending the Loan evidencing the Obligations to Borrower. The provisions of this Section will not be subject to any anti-deficiency or similar laws.

13.   DEFINITIONS. For purposes hereof;

      13.1 Each accounting term not defined or modified herein will have the meaning given to it under generally accepted accounting principles in effect on the Closing Date.

      13.2 "Affiliate" will mean any person, partnership, joint venture, company or business entity under common control or having similar equity holders owning at least ten percent (10%) thereof, whether such common control is direct or indirect. All of Person's direct or indirect parent corporations, partners, Subsidiaries, and the officers, shareholders, members, directors and partners of any of the foregoing and persons related by blood or marriage to any of the foregoing will be deemed to be a Person's Affiliates for purposes of this Agreement.

      13.3 "Attorneys Fees" will mean the reasonable value of the services (and all costs and expenses related thereto) of the attorneys (and all paralegals and other staff employed by such attorneys) employed by Lender from time to time to: (i) take any action in or with respect to any suit or proceedings (bankruptcy or otherwise) relating to the Collateral or this Agreement; (ii) protect, collect, lease or sell, any of the Collateral; (iii) attempt to enforce any lien on any of the Collateral or to give any advice with respect to such enforcement; (iv) enforce any of Lender's rights to collect any of the Obligations; (v) give Lender advice with respect to this Agreement, including but not limited to advice in connection with any default, workout or bankruptcy; (vi) prepare any amendments, restatements, amendments or waivers to this Agreement or any of the documents executed in connection with any of the Obligations.

      13.4 "Borrowing Base Certificate" will mean the Borrowing Base Certificate in the form delivered by Lender to Borrower in connection with the Closing of this Agreement and all amendments thereto and revisions thereof required by Lender.

      13.5 "Business Day" will mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Ohio.

      13.6 "Closing" will mean the execution and delivery of the documents listed on the Closing Memo.

      13.7 "Closing Date" will mean the date on which this Agreement is executed.

      13.8 "Closing Memo" will mean the Closing Memorandum between Borrower and Lender in connection with the transactions represented by this Agreement.

      13.9 "Code" will mean the Internal Revenue Code of 1986, as amended from time to time.

         13.10 "Collateral" will mean any property, real or personal, tangible or intangible, now or in the future securing the Obligations, including but not limited to the property covered by the Security Documents.

         13.11    Intentionally Deleted

         13.12 "Current Financial Statements" will mean the following financial statements: (a) Borrower's audited balance sheet dated December 31, 2000 and statement of profit, loss and surplus for the fiscal year ended December 31, 2000; and (b) Borrower's internally prepared balance sheet dated October 31, 2001 and statement of profit, loss and surplus for the period January 1, 2001 through October 31, 2001. For the purposes of any future date on which the representations and warranties contained in Section 4 hereof are deemed to be remade, the most current financial statements, tax returns or other documents with respect to Borrower delivered to Lender pursuant to Section 5 above will be deemed the "Current Financial Statements".

         13.13 "Default Rate" will mean 4% per annum plus the highest rate of interest that would otherwise be in effect under any Note but not more than the highest rate permitted by applicable law.

         13.14 "Default" will mean any event or condition that with the passage of time or giving of notice, or both, would constitute an Event of Default.

         13.15 "Disclosure Schedule" will mean collectively, the Disclosure Schedule of Borrower dated March 1, 2000 and the first and second supplements thereto, now or previously delivered by the Borrower to the Lender in connection with the Loan.

         13.16 "EBITDA" will mean the sum of: (i) net income (or loss), as determined in accordance with generally accepted accounting principles; (ii) depreciation and amortization; (iii) interest; (iv) taxes. Other non-cash charges and extraordinary items including, but not limited to, gain or loss from the sale or disposition of capital assets, will be included or excluded at the sole discretion of the Lender.

         13.17 "Eligible Receivables" will mean those amounts set forth on Borrower's Current Financial Statements as "Tenant Allowances", less any amounts of such "Tenant Allowances" deemed by Lender, in its sole credit judgment, to be ineligible.

         13.18 "Eligible Inventory" will mean Inventory which is not, in the good faith opinion of Lender, in accordance with its customary business practices, obsolete or unmerchantable and which Lender, in its sole credit judgment, deems Eligible Inventory, based on such credit and collateral considerations as Lender may deem appropriate. Eligible Inventory will be valued at the lower of cost or market value.

         13.19 "ERISA Affiliate" will mean any trade or business (whether or not incorporated) that is a member of a group of which Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         13.20 "ERISA" will mean the Employee Retirement Income Security Act of 1974, or any successor statute, as amended from time to time.

         13.21    "Event of Default" will mean any of the events listed in
                  Section 7.

         13.22 "Funded Debt" will mean all Indebtedness to financial institutions or commercial lenders.

         13.23 "Hazardous Wastes", "hazardous substances" and "pollutants or contaminants" will mean any substances, waste, pollutant or contaminant now or hereafter included with any respective terms under any now existing or hereinafter enacted or amended federal, state or local statute, ordinance, code or regulation, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA").

         13.24 "Indebtedness" will mean, without duplication: (i) all obligations (including capitalized lease obligations) which in accordance with generally accepted accounting principles would be shown on a balance sheet as a liability; (ii) all obligations for borrowed money or for the deferred purchase price of property or services; and (iii) all guarantees, reimbursement, payment or similar obligations, absolute, contingent or otherwise, under acceptance, letter of credit or similar facilities.

         13.25 "Lender's Affiliate" will mean any person, partnership, joint venture, company or business entity under common control or having similar equity holders owning at least ten percent (10%) thereof with Lender, whether such common control is direct or indirect. All of Lender's direct or indirect parent corporations, sister corporations, and subsidiaries will be deemed to be a Lender's Affiliate for purposes of this Agreement.

         13.26 "Loan(s)" will mean any and all advances of funds under this Agreement or any of the Notes.

         13.27 "Multiemployer Plan" will mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         13.28 "Note(s)" will mean any note, now or in the future, between Borrower and Lender, and will include any amendments made thereto and restatements thereof, extensions and replacements.

         13.29 "Obligations" will mean and include all loans, advances, debts, liabilities, obligations, covenants and duties owing to Lender or any of Lender's Affiliates, from Borrower of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, including but not limited to those arising under: (i) this Agreement, (ii) the Notes, (iii) under any other agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, participation, purchase, negotiation, discount or otherwise), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising and whether or not contemplated by Borrower or Lender or any Lender's Affiliate on the Closing Date; and as to all of the foregoing, including any amendments, modifications, or superceding documents to each of the foregoing; and all charges, expenses, fees, including but not limited to reasonable Attorneys' Fees, and any other sums chargeable to Borrower under any of the Obligations.

         13.30 "PBGC" will mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         13.31    "Permitted Liens" will mean:

                  13.31.1 liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which Borrower has set aside on its books adequate reserves to the extent required by generally accepted accounting principles;

                  13.31.2 deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                  13.31.3 liens imposed by law, such as carrier's, warehousemen's or mechanics' liens, incurred by Borrower in good faith in the ordinary course of business, and liens arising out of a judgment or award against Borrower with respect to which Borrower will currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

                  13.31.4  liens in favor of Lender;

                  13.31.5 reservations, exceptions, encroachments and other similar title exceptions or encumbrances affecting real properties, provided such do not materially detract from the use or value thereof as used by the owner thereof;

                  13.31.6 attachment, judgment, and similar liens provided that execution is effectively stayed pending a good faith contest;

                  13.31.7 liens by a bank on deposit accounts of Borrower that arise by operation of law, and that are otherwise in compliance with the terms of this Agreement;

                  13.31.8 purchase money security interests limited to the asset financed by Borrower and securing Indebtedness not in excess of $100,000 in the aggregate at any time; and

                  13.31.9 security interests arising as a result of lease transactions permitted by Section 6.1(d) and limited to the asset leased by Borrower.

         13.32 "Person" will include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a government (foreign or domestic), any agency or political subdivisions thereof, or any other entity.

         13.33 "Plan" will mean any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is maintained for employees of Borrower or any ERISA Affiliate.

         13.34 "Prime Rate" will mean the rate per annum established by Lender from time to time based on its consideration of various factors, including money market, business and competitive factors, and it is not necessarily Lender's most favored interest rate. Subject to any maximum or minimum interest rate limitations specified herein or by applicable law, if and when such Prime Rate changes, then in each such event, the rate of interest payable under this Agreement, any Note, the Security Documents or any other document evidencing the Obligations that is tied to the Prime Rate will change automatically without notice effective the date of such changes.

         13.35 "Reportable Event" will mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code
                  Section 414).

         13.36 "Security Documents" will mean this agreement and the agreements, pledges, mortgages, guarantees, or other documents delivered by Borrower, any Guarantor or any other person or entity to Lender or Lender's Affiliate previously, now or in the future to encumber the Collateral in favor of Lender or Lender's Affiliate, including but not limited to those listed on the Closing Memo, and all amendments thereto and restatements thereof.

         13.37 "Subsidiaries" means a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by Borrower.

         13.38 "Tangible Net Worth" will mean the total of book net worth (including the sum of common stock, preferred stock, paid-in capital, subordinated debt and earned surplus) less capitalized organizational or closing costs, treasury stock, deferred leasing and financing costs, goodwill, and any other assets generally considered as intangible.

         13.39 "Withdrawal Liability" will mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         13.40 All other terms contained in this Agreement and not otherwise defined herein will, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code of the State of Ohio to the extent the same are defined therein.

14.      GENERAL.

         14.1 INDEMNITY. Borrower will indemnify, defend and hold harmless Lender, its directors, officers, counsel and employees, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and Attorneys' Fees reasonably incurred), that Lender or any such indemnified party may incur arising under or by reason of this Agreement or any act hereunder or with respect hereto or thereto including but not limited to any of the foregoing relating to any act, mistake or failure to act in perfecting, maintaining, protecting or realizing on any collateral or lien thereon except the willful misconduct or gross negligence of such indemnified party. Without limiting the generality of the foregoing, Borrower agrees that if, after receipt by Lender of any payment of all or any part of the Obligations, demand is made at any time upon Lender for the repayment or recovery of any amount or amounts received by Borrower in payment or on account of the Obligations and Lender repays all or any part of such amount or amounts by reason of any judgment, decree or order of any court or administrative body, or by reason of any settlement or compromise of any such demand, this Agreement will continue in full force and effect and Borrower will be liable, and will indemnify, defend and hold harmless Lender for the amount or amounts so repaid. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Borrower in reliance upon such payment, and any such contrary action so taken will be without prejudice to Lender's rights under this Agreement and will be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section will survive the expiration or termination of this Agreement.

         14.2 CONTINUING AGREEMENT. This Agreement is and is intended to be a continuing Agreement and will remain in full force and effect until the Loan is finally and irrevocably paid in full.

         14.3 NO THIRD PARTY BENEFICIARIES. Nothing express or implied herein is intended or will be construed to confer upon or give any person, firm, or corporation, other than the parties hereto, any right or remedy hereunder or by reasons hereof.

         14.4 NO PARTNERSHIP OR JOINT VENTURE. Nothing contained herein or in any of the agreements or transactions contemplated hereby is intended or will be construed to create any relationship other than as expressly stated herein or therein and will not create any joint venture, partnership or other relationship.

         14.5 WAIVER. No delay or omission on the part of Lender to exercise any right or power arising from any Event of Default will impair any such right or power or be considered a waiver of any such right or power or a waiver of any such Event of Default or any acquiescence therein nor will the action or nonaction of Lender in case of such Event of Default impair any right or power arising as a result thereof or affect any subsequent default or any other default of the same or a different nature. No disbursement of the Loans hereunder will constitute a waiver of any of the conditions to Lender's obligation to make further disbursements; nor, in the event that Borrower is unable to satisfy any such condition, will any such disbursement have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default.

         14.6 NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder will be in writing and will be conclusively deemed to have been received by a party hereto and to be effective if delivered personally to such party, or sent by telecopy (followed by written confirmation) or by overnight courier service, or by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or to such other address as any party may give to the other in writing for such purpose:

                        Lender: U.S. BANK NATIONAL ASSOCIATION 425 Walnut Street, ML CN-WN-08 Cincinnati, Ohio 45202
                                         Attention: Charles L. Thomas

                        To Borrower:     BUILD-A-BEAR WORKSHOP, INC.
                                         SHIRTS ILLUSTRATED, LLC
                                         1954 Innerbelt Business Center Drive
                                         St. Louis, Missouri 63114
                                         Attention: Mr. Jack Burtelow

                  All such communications, if personally delivered, will be conclusively deemed to have been received by a party hereto and to be effective when so delivered, or if sent by telecopy, on the day on which transmitted, or if sent by overnight courier service, on the day after deposit thereof with such service, or if sent by certified or registered mail, on the third Business Day after the day on which deposited in the mail.

         14.7 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, provided, however, that Borrower may not assign this Agreement in whole or in part without the prior written consent of Lender and Lender at any time may assign this Agreement in whole or in part.

         14.8 MODIFICATIONS. This Agreement, any Notes and the Security Documents, and the documents listed on the Closing Memo, constitute the entire agreement of the parties and supersede all prior agreements and understandings regarding the subject matter of this Agreement, including but not limited to any proposal or commitment letters. No modification or waiver of any provision of this Agreement, any Note, any of the Security Documents or any of the documents listed on the Closing Memo, nor consent to any departure by Borrower therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver or consent will in any event be effective unless the same is in writing and specifically refers to this Agreement, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case will entitle Borrower to any other or further notice or demand in the same, similar or other circumstance.

         14.9 REMEDIES CUMULATIVE. No single or partial exercise of any right or remedy by Lender will preclude any other or further exercise thereof or the exercise of any other right or remedy. All remedies hereunder and in any instrument or document evidencing, securing, guaranteeing or relating to any Loan or now or hereafter existing at law or in equity or by statute are cumulative and none of them will be exclusive of the others or any other remedy. All such rights and remedies may be exercised separately, successively, concurrently, independently or cumulatively from time to time and as often and in such order as Lender may deem appropriate.

         14.10 ILLEGALITY. If fulfillment of any provision hereof or any transaction related hereto or of any provision of the Notes or the Security Documents, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled will be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only will be void, as though not herein contained, and the remainder of this Agreement will remain operative and in full force and effect; and if such provision pertains to repayment of the Obligations, then, at the option of Lender, all of the Obligations of Borrower to Lender will become immediately due and payable.

         14.11 GENDER, ETC. Whenever used herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders.

         14.12 HEADINGS. The headings in this Agreement are for convenience only and will not limit or otherwise affect any of the terms hereof.

         14.13 TIME. Time is of the essence in the performance of this Loan Agreement.

         14.14 GOVERNING LAW AND JURISDICTION; No JURY TRIAL. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, AND BORROWER HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN HAMILTON COUNTY, OHIO AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWER AT BORROWER'S ADDRESS SET FORTH HEREIN FOR NOTICES AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME HAS BEEN DEPOSITED IN U.S. MAILS, POSTAGE PREPAID; PROVIDED THAT NOTHING CONTAINED HEREIN WILL PREVENT LENDER FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY OR AGAINST BORROWER INDIVIDUALLY, OR AGAINST ANY PROPERTY OF BORROWER, WITHIN ANY OTHER STATE OR NATION. BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. BORROWER AND LENDER EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY DOCUMENTS EVIDENCING ANY OF THE OBLIGATIONS, OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH AGREEMENTS.

     Executed as of February _, 2002             BUILD-A-BEAR WORKSHOP, INC.

                                                 BY: /s/ Maxine Clark
                                                    -----------------------
                                                 PRINT NAME:  MAXINE CLARK
                                                 TITLE: PRESIDENT

                                                 SHIRTS ILLUSTRATED, LLC

                                                 BY: Build-A-Bear Workshop, Inc.
                                                     Its Managing Member

                                                 BY: /s/ Maxine Clark
                                                    -----------------------
                                                 PRINT NAME: Maxine Clark
                                                 TITLE: President

                                                 U.S. BANK
                                                 NATIONAL ASSOCIATION

                                                 BY: /s/ Charles L. Thomas
                                                    -----------------------
                                                 PRINT NAME: Charles L. Thomas
                                                 TITLE: Vice President

STATE OF________________)
                        )  SS.
COUNTY OF_______________)

         The foregoing instrument was acknowledged before me this February __, 2002 by Maxine Clark, the duly authorized Officer of BUILD-A-BEAR WORKSHOP, INC., a Delware corporation, on behalf of the corporation.

                                             /s/ Marie A. Powers
                                             --------------------------------
                                             Notary Public

STATE OF________________)                              MARIE A. POWERS
                        )  SS.                   NOTARY PUBLIC - NOTARY SEAL
COUNTY OF_______________)                             STATE OF MISSOURI
                                                     ST. CHARLES COUNTY
                                             MY COMMISSION EXPIRES: MAY 24, 2003

         The foregoing instrument was acknowledged before me this February___________, 2002 by Maxine Clark, the duly authorized Officer of BUILD-A-BEAR WORKSHOP, INC., a Delaware corporation, the managing member of SHIRTS ILLUSTRATED, LLC, a Missouri limited liability company, on behalf of the company.

                                             /s/ Marie A. Powers
                                             --------------------------------
                                             Notary Public

                                                       MARIE A. POWERS
                                                 NOTARY PUBLIC - NOTARY SEAL
                                                      STATE OF MISSOURI
                                                     ST. CHARLES COUNTY
                                             MY COMMISSION EXPIRES: MAY 24, 2003